                                                                EXHIBIT 10.02

                               FUTURES ACCOUNT AGREEMENT
                                          U.S.


JWH Global Portfolio Trust
--------------------------                           -------------------------
Customer Name                                          Customer Account Number


In consideration of the agreement of Cargill Investor Services, Inc. ("CIS") to act as broker for the Customer in the purchase or sale of futures (which term shall include contracts relating to immediate or future delivery of commodities, financial futures, and options) Customer agrees, in respect to all futures accounts which the Customer now has or may at any future time have with CIS, or its successors, including accounts from time to time closed and then reopened, as follows:

1. AUTHORIZATION. Orders for the purchase or sale of futures shall be received and executed with the express intent that actual delivery is contemplated. All transactions shall be subject to the constitution, by-laws, rules, regulations, customs and usages of the exchange or market where executed (and of its clearing house if any) and to any applicable law, rule and regulation, including but not limited to, the provisions of the Commodity Exchange Act, as amended, and the rules and regulations thereunder. CIS shall have no liability to the Customer as a result of any action taken by CIS to comply with the foregoing. The foregoing provision is intended solely for the protection and benefit of CIS and any failure by CIS to comply with exchange rules, regulations, customs and usages shall not relieve the Customer of any obligations under this agreement nor be construed to create rights hereunder in favor of the Customer.
     CIS reserves the right to refuse to accept any order.

2. BROKER'S LIEN. To secure any indebtedness or other obligation owed by the Customer to CIS, CIS is hereby granted a lien on all of the Customer's property at any time held by CIS.

3. TRANSFER OF FUNDS. CIS may without notice transfer any money or other property interchangeably between any accounts of the Customer. In the event that at any time the Customer has an account in futures or options which comes under the regulation of the Commodity Futures Trading Commission ("CFTC") and also an account in non-CFTC-regulated futures or options, the Customer hereby authorizes CIS, without prior notice to the Customer to transfer from the Customer's regulated Futures Account to its non-regulated account such amount of excess funds as in CIS' judgment may be reasonably required to avoid the calling of margins for such other account.

4. MARGINS. The Customer recognizes that margin deposits are due and must be paid immediately upon entering into positions on futures exchanges and from time to time as market conditions dictate and agrees to make such deposits immediately on demand. CIS shall have the right to set and revise margin requirements. Customer acknowledges CIS' right to limit, without notice to Customer, the number of open positions which Customer may maintain or acquire through CIS.

5. CUSTOMER OBLIGATIONS. The Customer agrees to pay promptly on demand any and all sums due to CIS for monies advanced, with interest thereon at 1% over the prime rate. The Customer agrees to pay when due, CIS' charges for commissions at rates established between CIS and the Customer.

6. LIQUIDATION OF POSITIONS. CIS shall have the right, whenever in its discretion it considers it necessary for its protection, in the event the Customer fails to timely discharge its obligations to CIS, or in the event that a petition in bankruptcy or for the appointment of a receiver is filed by or against the Customer, or in the event of death of the Customer, or in the event the Customer is adjudged incompetent, to sell any or all futures, or other property in any account of the Customer and to buy any or all futures which may be short in any account of the Customer, and to close out and liquidate any and all outstanding contracts of the Customer, and any such sales or purchases may be made at CIS' discretion on any exchange or other market where such business is then usually transacted;
     it being understood that a prior demand, or call, or prior notice of the time and place of such sale or purchase, if any be given, shall not be considered a waiver of CIS' right to sell or to buy without demand or notice as herein provided. The Customer shall at all times be liable to CIS for the payment of any debit balance owing in the accounts of the Customer with CIS, and shall be liable for any deficiency remaining in any such account in the event of the liquidation thereof in whole or in part, and shall be liable for any reasonable costs of collection including attorneys' fees.

7. NOTICES. Any notices and other communications may be transmitted to the Customer at the address, or telephone number given herein, or at such other address or telephone number as the Customer hereafter shall notify CIS in writing. All notices or communications shall be deemed transmitted when telephoned or deposited in the mail, sent via facsimile or computer by CIS. Confirmations, purchase and sale statements and account statements shall be deemed accurate unless written objection is delivered within 10 business days from the date of such notice to CIS, Sears Tower, Suite 2300, 233 S. Wacker Drive, Chicago, Illinois 60606, Facsimile No. (312) 460-4015,
     Attention: Compliance Officer.

8. COMMUNICATION DELAYS. CIS will not be responsible for delays or failure in the transmission of orders caused by a breakdown of communication facilities or by any other cause beyond CIS' reasonable control.

9. GOVERNING LAW. This agreement is made under and shall be governed by the laws of the State of Illinois in all respects, including construction and performance.

10. ACKNOWLEDGMENT. The Customer acknowledges that CIS is a wholly-owned subsidiary of Cargill, Incorporated and that the market recommendations of CIS may or may not be consistent with the market position or intentions of Cargill, Incorporated, its subsidiaries and affiliates. The market recommendations of CIS are based upon information believed to be reliable, but CIS cannot and does not guarantee the accuracy or completeness thereof or represent that following such recommendations will eliminate or reduce the risks inherent in trading futures.

11. NOTIFICATION OF RECORDING. CIS is hereby granted permission to record telephone conversations between its employees and the Customer.

12. INDEPENDENT AGENTS. If Customer's account is carried by CIS only as the clearing broker, Customer acknowledges that CIS has no responsibility for the actions of the introducing broker or executing broker. Customer agrees to indemnify and hold CIS harmless, for any actions or omissions of such introducing broker or executing broker.

13. LIMITATION OF ACTIONS. Any action against CIS must be instituted within two years of the action/or inaction giving rise to the alleged claim.

14. BINDING EFFECT. This agreement shall be irrevocable as long as the Customer shall have any account with CIS; it shall be binding upon the Customer and upon the Customer's administrators, and assigns; it can be amended only in writing duly signed by the Customer and an officer of CIS.

15. CUSTOMER REPRESENTATIONS. Customer represents and warrants that Customer is under no legal disability which would prevent it from trading in commodities, futures and options contracts or entering into this Agreement and that all of the information contained in the New Account Customer Fact Sheet is true, complete, and correct as of the date hereof. Customer will promptly notify CIS in writing of any changes in such information or any change in circumstances which would affect the representations and information given CIS or which would in any way affect Customer's ability to make any transactions contemplated by this Agreement. The Customer represents that he or she is 18 years of age or over and that he or she is not an employee of any exchange nor of any corporation of which any exchange owns a majority of the capital stock. The Customer further represents that he or she is not an employee or a member of any exchange nor of a firm registered on any exchange or if he or she is so employed that a written consent of his or her employer is attached herewith.

16. EXPIRATION PROCEDURES. At least two business days prior to the first notice day in the case of long positions in futures or forward contracts, and at least two business days prior to the last trading day in the case of short positions in futures or forward contracts or long and short positions in options, Customer agrees to either give CIS instructions to liquidate or make or take delivery under such futures or forward contracts, or to liquidate, exercise or allow the expirations of such options. Customer will deliver to CIS sufficient funds and/or documents required in connection with exercise or delivery. If such instructions or such funds and/or documents, with regard to option transactions, are not received by CIS prior to the expiration of the option, CIS may allow such option to expire.

17. SECURITIES. THIS STATEMENT IS FURNISHED TO YOU BECAUSE RULE 190.10(c) OF THE COMMODITY FUTURES TRADING COMMISSION REQUIRES IT FOR REASONS OF FAIR NOTICE UNRELATED TO THIS COMPANY'S CURRENT FINANCIAL CONDITION: (1) YOU SHOULD KNOW THAT IN THE UNLIKELY EVENT OF THIS COMPANY'S BANKRUPTCY, PROPERTY, INCLUDING PROPERTY SPECIFICALLY TRACEABLE TO YOU, WILL BE RETURNED, TRANSFERRED OR DISTRIBUTED TO YOU, OR ON YOUR BEHALF, ONLY TO
     THE EXTENT OF YOUR PRO RATA SHARE OF ALL PROPERTY AVAILABLE FOR DISTRIBUTION TO CUSTOMERS. (2) NOTICE CONCERNING THE TERMS FOR THE RETURN OF SPECIFICALLY IDENTIFIABLE PROPERTY WILL BE BY PUBLICATION IN A NEWSPAPER OF GENERAL CIRCULATION. (3) THE COMMISSION'S REGULATIONS CONCERNING BANKRUPTCY OF COMMODITY BROKERS CAN BE FOUND AT 17 CODE OF FEDERAL REGULATIONS PART 190.

18. DEATH OR INCOMPETENCY OF CUSTOMER. If the Customer should die or become incompetent, any pending order shall be validly executed by CIS, up to the time it receives written notice of the death or incompetence of the Customer, and CIS is hereby indemnified against loss arising therefrom. CIS requires proof of the authority of the estate executor prior to releasing funds from Customer's account.

19. GIVE-UP PROCEDURES. The executing brokers shown on the list delivered to CIS will execute orders for Customer as transmitted by Customer or its Agent to the executing broker, and will report a fill to Customer in a timely fashion. CIS, if it has given prior written notice to the executing broker, may place limits on the positions it will accept for give-up for the Customer's account. Executing broker will bill commissions for executing trades to CIS, in the amount agreed from time to time, on a monthly basis. CIS shall be responsible for verifying billing and making payment. CIS shall charge the commissions to Customer's Account.

20. LONDON METALS EXCHANGE TRADING. The London Metal s Exchange Limited ("LME") is a principal-to-principal market. Cargill Investor Services Limited ("CISL"), is a dealing member of the LME and has appointed CIS as its agent for the purpose of issuing LME Client Contracts and for buying, selling and trading, and all actions consequent to trading in LME contracts on CISL's behalf. The Customer's contractual counterparty is CISL. Any issues or questions relating to LME Client Contracts should be addressed to CIS who will forward them to CISL.

21. INTERPRETATION. The section headings are for convenience of reference only and shall not affect the meaning or construction of any provision of this agreement.

                              ACKNOWLEDGMENT OF RECEIPT OF
                           DISCLOSURES AND FUTURES AGREEMENT



CUSTOMER DISCLOSURE ACKNOWLEDGMENT

Customer hereby acknowledges that it has received and understands the following disclosure statement(s) prescribed by the Commodity Futures Trading Commission
(CFTC) by INITIALING IN THE SPACE BELOW:

     PLEASE INITIAL      ______    ______         Risk Disclosure Statement
                                                  (CFTC Rule 1.55)

     PLEASE INITIAL      ______    ______         Options Disclosure Statement
                                                  (CFTC Rule 33.7)


FUTURES ACCOUNT AGREEMENT ACKNOWLEDGMENT

The undersigned, CIS INVESTMENTS, INC. ("MANAGING OWNER") (print), hereby represents to CIS that it is the managing owner of a Delaware business trust known as JWH Global Portfolio Trust (the "Trust"). In consideration of CIS opening one or more futures accounts for and in the name of the Trust, the undersigned further represents that as the managing owner of the Trust, it has proper authority to sign this Agreement and all related documents on behalf of the Trust, and, for the account and risk of the Trust, to buy, sell and trade in futures and options thereon of every kind whatsoever, and to borrow money for such purposes in said account in accordance with your terms and conditions.

Managing Owner has reviewed the registration requirements pertinent to commodity pool operators of the Commodity Futures Trading Commission and the National Futures Association in accordance with the requirements of the Commodity Exchange Act and the Regulations of the Commodity Futures Trading Commission and has determined that Managing Owner is in compliance with such requirements.

     ( )     I am exempt from CFTC registration as a commodity pool operator for the following reason:

______________________________________________________________________________

     (x)     I am registered with the CFTC as a commodity pool operator.


                                   CIS INVESTMENTS, INC.,
                                   Managing Owner


                                   By: _______________________________________
____________________________              L. Carlton Anderson
Date                                      Vice President

                                  POWER OF ATTORNEY
                 LIMITED TO PURCHASES AND SALES OF FUTURES CONTRACTS



The Customer hereby authorizes JOHN W. HENRY & COMPANY, INC., whose address is ONE GLENDINNING PLACE, WESTPORT, CONNECTICUT 60880, as Customer's agent and attorney to buy, sell and trade in futures in accordance with CIS terms and conditions for the Customer's account and risk and in the Customer's name through CIS as broker. The Customer hereby agrees to indemnify and hold CIS harmless from and to pay CIS promptly on demand any and all losses arising therefrom or debit balance due thereon.

In all such purchases, sales or trades, CIS is authorized to follow the instructions of the aforesaid agent in every respect concerning the Customer's account with CIS; and the aforesaid agent is authorized to act for the Customer and in the Customer's behalf in the same manner and with the same force and effect as the Customer might or could do with respect to such purchases, sales or trades as well as with respect to all other things necessary or incidental to the furtherance or conduct of such purchases, sales or trades.

The Customer hereby ratifies and confirms any and all transactions with CIS heretofore or hereafter made by the aforesaid agent for the Customer's account.

This authorization and indemnity is in addition to (and in no way limits or restricts) any rights which CIS may have under any other agreement or agreements between the Customer and CIS.

This authorization and indemnity is a continuing one and shall remain in full force and effect until revoked by the Customer by a written notice addressed to CIS and delivered to CIS' office at Sears Tower, 233 South Wacker Drive, Suite 2300, Chicago, Illinois 60606, but such revocation shall not affect any liability in any way resulting from transactions initiated prior to such revocation. This authorization and indemnity shall inure to the benefit of CIS and any successors or assigns.

Customer understands fully the obligations which Customer has assumed by executing this document. Customer understands that CIS is in no way responsible for any loss occasioned by the actions of the individual or organization named above and that CIS does not, by implication or otherwise, endorse the operating methods of such individual or organization. Customer further understands that exchanges have no jurisdiction over a non-member who is not employed by an exchange member and that if Customer gives to such individual or organization authority to exercise any of its rights over its account it does so at its own risk.


                                   Customer:
                                   JWH GLOBAL PORTFOLIO TRUST
                                   By:  CIS Investments, Inc., Managing Owner


                                   By:  ______________________________________
___________________________               L. Carlton Anderson
Date                                      Vice President

                         CUSTOMER AGREEMENT SUPPLEMENT


         THIS CUSTOMER AGREEMENT SUPPLEMENT, made as of the ____ day of _____, 1996 by and between JWH Global Portfolio Trust (the "Trust") and Cargill Investor Services, Inc., a Delaware corporation (the "Broker").

                                W I T N E S S E T H :

         WHEREAS, the Trust has been organized to engage in the speculative trading of all commodity interests, including futures contracts, options on futures contracts or on physical commodities, and spot and forward contracts in currencies and precious metals ("Commodity Interests");

         WHEREAS, the Trust will deposit substantially all of its assets in an account in the name of the Trust carried by the Broker;

         WHEREAS, the Trust will maintain one or more customer segregated accounts carried in the name of the Trust by the Broker pursuant to Section 4d of the Commodity Exchange Act, as amended, and applicable rules of the Commodity Futures Trading Commission ("CFTC"), including but not limited to CFTC Rules
1.20 - 1.30 (the "Company Accounts");

         WHEREAS, the Trust will trade spot and forward contracts in currencies and precious metals with CIS Financial Services, Inc. ("CISFS") as counterparty and pursuant to agreements with CISFS has established one or more accounts with CISFS (the "CISFS Accounts");

         WHEREAS, the Trust and the Broker have entered into a Futures Account Agreement -- U.S. (which, together with this Customer Agreement Supplement shall be referred to as the "Customer Agreement") setting forth certain terms and conditions upon which the Broker shall provide brokerage and related services to the Trust; and

         WHEREAS, the Trust and the Broker wish to enter into this Customer Agreement Supplement which sets forth certain additional terms and conditions upon which the Broker will serve as the broker for the trading of Commodity Interests on behalf of the Trust for the term of the Customer Agreement.

         NOW, THEREFORE, in consideration of the premises and mutual covenants contained herein and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows:

         1. TRANSFERS TO AND FROM CISFS ACCOUNTS. The Broker shall from time to time transmit Trust assets to CISFS Accounts as required by CISFS to margin positions in the CISFS Accounts. The Broker shall withdraw Trust assets from the CISFS Accounts to the extent not necessary for margin therein whenever such excess exceeds U.S. $10,000.

         2. COMPENSATION TO THE BROKER. The Trust shall pay on the __ business day of each month to Broker a monthly Brokerage Fee equal to 0.542% of the Trust's assets as of the end of the previous month (the "Primary Brokerage Fee Rate"); provided that, with respect to the month-end assets of the Trust attributable to Units held by any Unitholder holding as of such month-end Units originally issued in an aggregate Net Asset Value in excess of $5,000,000, the Broker shall be paid a Brokerage Fee at a rate equal to 0.375% of the Trust's month-end assets attributable to such Units (the "Special Brokerage Fee Rate") provided the Units have been held by such Unitholder for at least a full calendar month or, if less, since the Trust commences operations.

         3. INTEREST ON TRUST ASSETS. For purposes of this Section, the term Trust Assets shall mean the total equity, from time to time, held in all of the one or more accounts of the Trust carried by the Broker and in all of the one or more CISFS Accounts carried by CISFS consisting of all cash and cash equivalents, valued at cost (including any amounts deposited as original margin) plus or minus the net profit or loss accruing on open commodity interest positions. On the 5th business day of each month, the Broker shall credit the Trust with interest income, with respect to asset denominated in dollars, on 100% of the Trust's average daily Trust Assets on deposit with the Broker during the previous month at a rate equal to the average yield on 90-day U.S. Treasury bills auctioned during such previous month and, with respect to Trust Assets denominated in currencies other than dollars, on the average daily assets at the applicable rates as set forth in the Prospectus. In computing Trust Assets for purposes of computing interest income, Trust Assets shall exclude monies due the Trust with respect to unrealized gain on forward contracts. Trust Assets shall also exclude accrued but unpaid interest income and interest income, therefore, is not compounded within each month. The Trust will not receive any other interest income on its assets held by the Broker.

         4. TERM. The Customer Agreement shall have an initial term ending on the last day of the 12th full calendar month following the commencement of trading by the Trust unless terminated earlier by the Trust upon 60 days' prior written notice.

         5. INCORPORATION BY REFERENCE. The Futures Account Agreement - U.S. annexed hereto is hereby incorporated by reference herein and made a part hereof to the same extent as if such document were set forth in full herein. If any provision of this Customer Agreement Supplement is or at any time becomes inconsistent with the annexed document, the terms of this Customer Agreement Supplement shall control.

         6. ACKNOWLEDGMENT. The Broker acknowledges that the obligations of this Agreement are not binding against the

Unitholders individually but are binding only upon the assets and property of the Trust, and that, in the event of any obligation or claim arising hereunder against the Trust, no resort shall be had to any Unitholder's personal property for the satisfaction of such obligation or claim.

         7. COMPLETE AGREEMENT. The Customer Agreement constitutes the entire agreement between the parties with respect to the matters referred to herein, and no other agreement, oral or otherwise, shall be binding as between the parties unless in writing and signed by the party against whom enforcement is sought.

         8. ASSIGNMENT. This Customer Agreement may not be assigned by a party without the express written consent of the other party.

         9. AMENDMENT. This Customer Agreement may not be amended except by the written consent of the parties hereto.

         10. SURVIVAL. The provisions of this Customer Agreement shall survive the termination of this Customer Agreement with respect to any matter arising while this Customer Agreement is in effect.

         11. HEADINGS. Headings of sections herein are for the convenience of the parties only and are not intended to be part of or to affect the meaning or interpretation of this Customer Agreement.

         12. NO WAIVER. No failure or delay on the part of any party hereto in exercising any right, power or remedy hereunder shall operate as a waiver thereof, nor shall any single or partial exercise of any such right, power or remedy preclude any other or further exercise thereof or the exercise of any other right, power or remedy. Any waiver granted hereunder must be in writing and shall be valid only in the specific instance in which given.

         IN WITNESS WHEREOF, the parties hereto have executed this Customer Agreement Supplement as of the day and year first above written.

                             JWH GLOBAL PORTFOLIO TRUST
                             By: CIS Investments, Inc.,
                                 a Managing Owner

                             By: _______________________________
                                 L. Carlton Anderson
                                 Vice President


                             CARGILL INVESTOR SERVICES, INC.


                             By:________________________________
                             Name:______________________________
                             Title:_____________________________